Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
FEBRUARY 28, 2012

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2011 FOURTH QUARTER AND FULL YEAR

Partnership Reports 2011 Fourth Quarter Net Income of $66 Million, Adjusted Ebitda of $110 Million and Adjusted Distributable Cash Flow of $79 Million

2011 Full Year Net Income Was $194 Million, Adjusted Ebitda Was $349 Million and
Distributable Cash Flow Was $262 Million

Partnership Affirms 2012 Ebitda Outlook and Capital Program

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 28, 2012 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2011 fourth quarter and full year.  The Partnership’s 2011 fourth quarter net income totaled $66.3 million, down $23.6 million from the 2010 fourth quarter.  Adjusted ebitda for the 2011 fourth quarter was $110.0 million, down $5.6 million, or 4.8%, from 2010 fourth quarter adjusted ebitda of $115.6 million.  The fourth quarter results include revenue associated with minimum volume commitments (MVC) of $17.4 million in 2011 as compared to $56.8 million in 2010.  Annual revenue from MVC is recognized in the fourth quarter of each year.  After eliminating the MVC impact in each period, fourth quarter adjusted ebitda was up 57.5% and net income was up 47.8%.

The Partnership’s 2011 full year net income was $194.3 million, down $0.9 million, or 0.5%, compared to 2010 full year net income of $195.2 million.  Adjusted ebitda for the 2011 full year was $349.5 million, an increase of $55.5 million, or 18.9%, compared to 2010 adjusted ebitda of $294.0 million.

Adjusted distributable cash flow (DCF) for the 2011 fourth quarter totaled $78.9 million, an increase of $30.0 million, or 61.3%, compared to the 2010 fourth quarter and resulted in a coverage ratio of 1.34. DCF for the 2011 full year was $262.0 million and resulted in a full year coverage ratio of 1.23.  Financial terms are defined on pages three and four of this release.

Throughput for the 2011 fourth quarter totaled 213.4 billion cubic feet (bcf) of natural gas, or 2.32 bcf per day, an increase of 41.5% from 2010 fourth quarter throughput of 1.64 bcf per day. For the 2011 full year, total throughput was 794.3 bcf of natural gas, or 2.18 bcf per day, an increase of 36.3% from 2010 full year throughput of 1.60 bcf per day. The increases in throughput were driven by the Haynesville Springridge gas gathering system acquired in December 2010 and strong well-connect performance in the Barnett Shale region.  The Partnership connected 166 new wells to its gathering systems during the 2011 fourth quarter, an increase of 31.7% compared to the 2010 fourth quarter, resulting in the most well connects for any quarter during 2011.  For the 2011 full year, the Partnership connected 610 wells to its systems, an increase of 42.9% compared to 2010.

INVESTOR CONTACT:	MEDIA CONTACT:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Partnership revenue for the 2011 fourth quarter was $169.1 million, an increase of $6.6 million, or 4.1%, compared to 2010 fourth quarter revenue of $162.5 million.  After eliminating revenue related to MVC in each period, fourth quarter revenue was up 43.5%.  For the 2011 full year, Partnership revenue was $565.9 million, an increase of $106.7 million or 23.2%, compared to 2010 full year revenue of $459.2 million.

Capital expenditures during the 2011 fourth quarter totaled $92.2 million, including maintenance capital expenditures of $18.5 million.  Capital expenditures for the 2011 full year totaled $418.8 million, including maintenance capital expenditures of $74.0 million.

Partnership Completes Acquisition

On December 29, 2011, the Partnership closed its second significant acquisition, acquiring 100% of Chesapeake’s interest in Appalachia Midstream Services which owns an average 47% of the 10 gas gathering systems in the Marcellus Shale consisting of approximately 200 miles of gathering pipeline in West Virginia and Pennsylvania.  At the end of 2011, total gross throughput for these systems was just over 1.0 bcf per day.  The acquisition broadens the Partnership’s operating footprint, increases its basin and customer diversification, increases its exposure to liquids-rich plays and provides access to the Marcellus Shale, the largest and most profitable gas shale in North America.

Partnership Increases Cash Distribution

On January 27, 2012, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.39 per unit for the 2011 fourth quarter, a $0.0525, or 15.6%, increase over the 2010 fourth quarter distribution and a $0.015, or 4.0%, increase over the 2011 third quarter distribution.  The distribution was paid on February 14, 2012 to unitholders of record at the close of business on February 7, 2012.  Adjusted DCF for the 2011 fourth quarter of $78.9 million provided distribution coverage of 1.34 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

Outlook for 2012 Unchanged

The Partnership is projecting ebitda for the twelve months ending December 31, 2012 to be $475 million with expansion capital expenditures of $660 million and maintenance capital expenditures of $74 million.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “I’m pleased to report results exceeding expectations for the 2011 fourth quarter and full year.  Our business model is performing exactly as anticipated.  With the Marcellus assets now in our portfolio, we are well positioned to continue delivering steady, growing cash flows for investors.  After recent announcements of curtailments by producers in dry gas plays, we conducted a thorough review of our business plans and are confident in affirming our outlook for 2012.  This is a testament to the resiliency of our low risk business model and related contractual protections.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, February 29, 2012 at 9:00 a.m. EST.  The telephone number to access the conference call is 719-325-4835 or toll-free 877-545-1403.  The passcode for the call is 3415504.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on February 29, 2012 through 12:00 p.m. EDT on March 14, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 3415504.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership agreement defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted ebitda attributable to the Partnership adjusted for:
•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

Chesapeake Midstream Partners, L.P. (NYSE:CHKM) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.   Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, capital expenditures, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2010 Annual Report on Form 10-K and in the other reports we file with the Securities and Exchange Commission.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,
	2011	2010
Revenues, including revenue from affiliates (1)	$169,078	$162,468

Operating Expenses
Operating expenses, including expenses from affiliates	46,773	36,121
Depreciation and amortization expense	37,463	23,482
General and administrative expense, including expenses from affiliates	12,835	10,771
Other operating (income) expense	(84)	29

Total operating expenses	96,987	70,403

Operating income	72,091	92,065

Other income (expense)
Income from unconsolidated affiliates	433	—
Interest expense	(5,357)	(1,550)
Other income	66	26

Income before income tax expense	67,233	90,541
Income tax expense	928	659

Net income	$66,305	$89,882

Limited partner interest in net income
Net income	66,305	89,882
Less general partner interest in net income	(2,510)	(1,798)

Limited partner interest in net income	63,795	88,084

Net income per limited partner unit – basic and diluted
Common units	0.46	0.64
Subordinated units	0.46	0.64

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,678	69,083
Subordinated units	69,076	69,076

(1)
If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.  The Partnership recognized $17.4 million in the 2011 fourth quarter and $56.8 million in the 2010 fourth quarter related to these commitments.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Twelve Months Ended December 31,
	2011	2010
Revenues, including revenue from affiliates	$565,929	$459,153

Operating Expenses
Operating expenses, including expenses from affiliates	176,851	133,293
Depreciation and amortization expense	136,169	88,601
General and administrative expense, including expenses from affiliates	40,380	31,992
Other operating expense	739	285

Total operating expenses	354,139	254,171

Operating income	211,790	204,982

Other income (expense)
Income from unconsolidated affiliates	433	—
Interest expense	(14,884)	(7,426)
Other income	287	102

Income before income tax expense	197,626	197,658
Income tax expense	3,289	2,431

Net income	$194,337	$195,227

Limited partner interest in net income
Net income	194,337	109,396 (1)
Less general partner interest in net income	(5,070)	(2,188)

Limited partner interest in net income	189,267	107,208

Net income per limited partner unit – basic and diluted
Common units	1.37	0.78
Subordinated units	1.37	0.78

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,371	69,083
Subordinated units	69,076	69,076

(1)	Reflective of general and limited partner interest in net income from closing of the Partnership’s initial public offering on August 3, 2010 through December 31, 2010.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)
	As of December 31, 2011	As of December 31, 2010
Assets

Total current assets	$88,188	$131,487

Property, plant and equipment
Gathering systems	2,954,868	2,544,053
Other fixed assets	53,611	41,125
Less: Accumulated depreciation	(480,555)	(358,269)

Total property, plant and equipment, net	2,527,924	2,226,909

Investment in unconsolidated affiliates	886,558	—
Intangible assets, net	158,621	172,481
Deferred loan costs, net	21,947	15,039

Total assets	$3,683,238	$2,545,916

Liabilities and Partners’ Capital

Total current liabilities	$143,094	$97,991

Long-term liabilities
Long-term debt	1,062,900	249,100
Other liabilities	4,099	4,257

Total long-term liabilities	1,066,999	253,357

Partners’ capital
Partners' capital	2,473,145	2,194,568

Total partners’ capital	2,473,145	2,194,568

Total liabilities and partners’ capital	$3,683,238	$2,545,916

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)
	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Cash flows from operating activities
Net income	$194,337	$195,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,169	88,601
Income from unconsolidated affiliates	(433)	—
Other non-cash items	6,486	5,261
Changes in assets and liabilities
Decrease in accounts receivable	31,501	58,172
Increase in other assets	(292)	(4,833)
Increase in accounts payable	11,258	7,474
Increase (decrease) in accrued liabilities	19,990	(32,811)

Net cash provided by operating activities	399,016	317,091

Cash flows from investing activities
Additions to property, plant and equipment	(418,834)	(216,303)
Acquisition of gathering system assets	—	(500,000)
Investment in unconsolidated affiliate	(600,000)	—
Proceeds from sale of assets	1,730	4,823

Net cash used in investing activities	(1,017,104)	(711,480)

Cash flows from financing activities
Proceeds from credit facility borrowings	1,576,700	529,300
Payments on credit facility borrowings	(1,112,900)	(324,300)
Proceeds from issuance of common units, net of offering costs	—	474,579
Proceeds from issuance of senior notes, net of offering costs	350,000	—
Distribution to unitholders	(200,897)	(30,522)
Initial public offering costs	(1,280)	—
Debt issuance costs	(11,332)	(5,113)
Distribution to partners	—	(231,919)
Contribution from predecessor	—	177
Other adjustments	3	—

Net cash provided by financing activities	600,294	412,202

Net increase (decrease) in cash and cash equivalents	(17,794)	17,813

Cash and cash equivalents
Beginning of period	17,816	3

End of period	$22	$17,816

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Three Months Ended December 31,
	2011	2010

Net Income	$66,305	$89,882

Adjusted for:
Interest expense	5,357	1,550
Income tax expense	928	659
Depreciation and amortization expense	37,463	23,482
(Gain) loss on sale of assets	(84)	29
Income from unconsolidated affiliates	(433)	—
EBITDA from unconsolidated affiliates	488	—

Adjusted EBITDA	$110,024	$115,602

Adjusted for:
Maintenance capital expenditures	(18,500)	(17,500)
Cash portion of interest expense	(4,168)	(732)
Income tax expense	(928)	(659)

Distributable cash flow	86,428	96,711

Adjusted for:
Q1 through Q3 minimum volume commitment	(7,479)	(47,801)

Adjusted distributable cash flow	$78,949	$48,910

Cash provided by operating activities	$100,522	$49,971

Adjusted for:
Change in assets and liabilities	4,122	64,241
Interest expense	5,357	1,550
Income tax expense	928	659
Other non-cash items	(1,393)	(819)
EBITDA from unconsolidated affiliates	488	—

Adjusted EBITDA	$110,024	$115,602

Adjusted for:
Maintenance capital expenditures	(18,500)	(17,500)
Cash portion of interest expense	(4,168)	(732)
Income tax expense	(928)	(659)
Distributable cash flow	86,428	96,711

Adjusted for:
Q1 through Q3 minimum volume commitment	(7,479)	(47,801)

Adjusted distributable cash flow	$78,949	$48,910

Cash distribution
Limited partner units ($0.39 x 147,975,772 units)	$57,711
General partner interest	1,221

Total cash distribution	$58,932

Distribution coverage ratio	1.34

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Twelve Months Ended December 31,
	2011	2010

Net Income	$194,337	$195,227

Adjusted for:
Interest expense	14,884	7,426
Income tax expense	3,289	2,431
Depreciation and amortization expense	136,169	88,601
Loss on sale of assets	739	285
Income from unconsolidated affiliates	(433)	—
EBITDA from unconsolidated affiliates	488	—

Adjusted EBITDA	$349,473	$293,970

Adjusted for:
Maintenance capital expenditures	(74,000)	(70,000)
Cash portion of interest expense	(10,224)	(2,550)
Income tax expense	(3,289)	(2,431)

Distributable cash flow	$261,960	$218,989

Cash provided by operating activities	$399,016	$317,091

Adjusted for:
Change in assets and liabilities	(62,457)	(28,002)
Interest expense	14,884	7,426
Income tax expense	3,289	2,431
Other non-cash items	(5,747)	(4,976)
EBITDA from unconsolidated affiliates	488	—

Adjusted EBITDA	$349,473	$293,970

Adjusted for:
Maintenance capital expenditures	(74,000)	(70,000)
Cash portion of interest expense	(10,224)	(2,550)
Income tax expense	(3,289)	(2,431)
Distributable cash flow	$261,960	$218,989

Cash distribution
Limited partner units	$207,962
General partner interest	4,287

Total cash distribution	$212,249

Distribution coverage ratio	1.23

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)
	Three Months Ended December 31,
	2011	2010

Barnett Shale
Wells connected during period	117	64
Total wells connected	2,219	1,835
Throughput, bcf per day	1.243	1.031
Approximate miles of pipe at end of period	882	781
Gas compression (horsepower) at end of period	159,810	138,435

Haynesville Shale
Wells connected during period	7	—
Total wells connected	220	164
Throughput, bcf per day	0.528	0.444	(1)
Approximate miles of pipe at end of period	260	226
Gas compression (horsepower) at end of period	23,745	11,320

Mid-Continent
Wells connected during period	42	62
Total wells connected	2,526	2,356
Throughput, bcf per day	0.549	0.558
Approximate miles of pipe at end of period	2,487	2,358
Gas compression (horsepower) at end of period	94,621	86,251

Total
Wells connected during period	166	126
Total wells connected	4,965	4,355
Throughput, bcf per day	2.320	1.642	(1)
Approximate miles of pipe at end of period	3,628	3,365
Gas compression (horsepower) at end of period	278,176	236,006

(1)	Total throughput volume for the Springridge gathering system from closing of the acquisition on December 21, 2010 through December 31, 2010 was 4.888 billion cubic feet, or 0.444 bcf per day.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Twelve Months Ended December 31,
	2011	2010

Barnett Shale
Wells connected during period	384	270
Total wells connected	2,219	1,835
Throughput, bcf per day	1.083	1.025
Approximate miles of pipe at end of period	882	781
Gas compression (horsepower) at end of period	159,810	138,435

Haynesville Shale
Wells connected during period	56	—
Total wells connected	220	164
Throughput, bcf per day	0.541	0.444	(1)
Approximate miles of pipe at end of period	260	226
Gas compression (horsepower) at end of period	23,745	11,320

Mid-Continent
Wells connected during period	170	157
Total wells connected	2,526	2,356
Throughput, bcf per day	0.552	0.557
Approximate miles of pipe at end of period	2,487	2,358
Gas compression (horsepower) at end of period	94,621	86,251

Total
Wells connected during period	610	427
Total wells connected	4,965	4,355
Throughput, bcf per day	2.176	1.595	(1)
Approximate miles of pipe at end of period	3,628	3,365
Gas compression (horsepower) at end of period	278,176	236,006

(1)	Total throughput volume for the Springridge gathering system from closing of the acquisition on December 21, 2010 through December 31, 2010 was 4.888 billion cubic feet, or 0.444 bcf per day.